COOPERS & LYBRAND L.L.P.
                         Morris County Financial Center
                                 One Sylvan Way
                          Parsippany, New Jersey 07054

                            (201) 829-9000 telephone
                            (201) 829-9313 facsimile



                                             December 13, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements made by Kent Financial Services, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December 1996. We agree with the statements concerning our Firm in such Form 8-K.
                                             Very truly yours,



                                             /s/ Coopers & Lybrand, L.L.P.
                                             ----------------------------------
                                             Coopers & Lybrand, L.L.P.

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